EMPLOYMENT AGREEMENT ("Agreement"),  dated as of ____________, 1999 between
Planet  Access  Networks  Inc.,  its  successors  and  assigns,   a  New  Jersey
corporation with an office at 7 Waterloo Road, Suite 202, Stanhope New Jersey 07874, (the "Company"), and Fred Laparo ("Employee").

     WHEREAS, the Company is desirous of employing Employee to further the business purposes of the Company; and

     WHEREAS, Employee is desirous of being employed by the Company on the terms provided herein;

     NOW, THEREFORE, the Company and Employee agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ Employee on a full time basis as President; and Employee hereby agrees to accept such employment and perform the duties of such office. Employee shall report to and be under the direction and control of the Board of Directors of the Company, and shall have the usual and necessary authority, duties and responsibilities of a President of the Company. Employee shall devote his best efforts to the business of the Company and to promoting its best interest. The Company shall furnish Employee with an office, secretarial help and other facilities and services as are suitable to his position and adequate for the performance of his duties in accordance with the provisions of this Agreement. In addition, the Company may provide Employee with such Employee perquisites as may be deemed by the Board of Directors to be commensurate with Employee's position with the Company.

     2.  TERM  OF  EMPLOYMENT.   Subject  to  the  provisions  for   termination
hereinafter provided, the term of Employee's employment hereunder shall begin on May __, 1999 and shall extend until the fourth anniversary of the date thereof.

     3. PLACE OF PERFORMANCE. In connection with his employment by the Company, Employee shall be based at the Company's principal office.

     4. COMPENSATION AND EXPENSES.

        (a) The Company shall pay to the Employee a salary at a rate of $150,000 per year, payable in accordance with the normal payroll practices of the Company. In addition, the base salary and bonuses shall be reviewed annually by the Board of Directors of the Company who may make recommendations for additional increases.

        (b) During  the term of this  Agreement,  the  Company  shall  reimburse
Employee for all reasonable Company related travel, entertainment and other business expenses reasonably necessary and appropriate for the performance of his duties hereunder, provided that Employee submits receipts and other expense records to the Company in accordance with the Company's general reimbursement policy then in effect for Employees of the Company.


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


        (c) In addition, during the term of this Agreement, the Company will provide Employee with a vehicle comparable to the one he currently operates plus pay Employees motor vehicle insurance as it is currently maintained. Employee will be personally responsible for maintaining detailed business and personal use vehicle logs of mileage and expenses, sufficient to satisfy the requirements of the Internal Revenue Service.

        (d) Employee will be entitled to a one time bonus of $46,000.00 if the Company secures initial financing as contemplated by the Stock Purchase Agreement between the Company and The Translation Group, Ltd., by way of an public offering as a result of which the Company has a post-money valuation in excess of $20,000,000.00 (calculated by multiplying the initial public offering price by the number of shares of the Company outstanding after the offering). Said Bonus shall be paid within two weeks after funds, if any, from such offering become available.

        (e) During the term of this Agreement (including extensions), the Employee will retain a seat on the Board of Directors of the Company, its successors or assigns.

        (f) All compensation payable to Employee under this Agreement is stated in a gross amount and will be subject to all applicable withholding taxes, or other normal payroll deductions, and any other amounts required by law to be withheld.

     5. EMPLOYEE BENEFIT PLANS.

        (a) During the term of Employee's employment under this Agreement, Employee shall be entitled to participate, to the extent he and/or members of his family are eligible, in all

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

employee benefit plans in effect for Employees of the Company during the term of this Agreement. Also, the Company shall purchase on the life of Employee (i) life insurance in an amount equal to 3 times his then current annual base salary naming Employee's designee as beneficiary.

        (b) During the term of Employee's employment, Employee shall be entitled to four weeks paid vacation, as well as paid holidays given by the Company to its employees. Vacation time may be carried over and accrued to the next year unless the Company determines, in a case of unusual and mitigating circumstances, not to permit carryover of vacation time.

        (c) Employee will be eligible for incentive stock options to purchase shares of The Translation Group, Ltd., common stock at market price at the time the options are exercised("Stock Options"). These Stock Options will vest in equal installments over four years; will have a term of five (5) years; will be subject to the provisions of The Translation Group, Ltd. 1995 Stock Option Plan; and will be based upon specific levels of after tax income achieved by the Company, using $350,000.00 after tax as the base. The specific number of Stock Options shall be determined by dividing 46% of the after tax income in excess of $350,000.00 by market price of the shares of The Translation Group, Ltd. For purposes of this Section, the market price of the shares of The Translation Group, Ltd., shall mean the high bid price of The Translation Group, Ltd. common


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

stock at the close of the first trading day after the close of each fiscal year. Notwithstanding anything to the contrary hereinabove, in no event shall the Employee be eligible to exercise more than 92,000 Stock Options in any one fiscal year.

     6. TERMINATION.

        (a) DEATH. Employee's employment hereunder shall terminate upon his death.

        (b) DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness then Employee shall be deemed to be permanently disabled and the Company shall give Employee Notice of Termination (as hereinafter defined) which shall take effect thirty (30) days after the date it is sent to Employee.

        (c) CAUSE. The Company may terminate Employee's employment hereunder for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon (i) Employee's conviction or, or plea of "no contest" to, any felony; (ii) acts of fraud, misappropriation of funds or property of the Company for Employee's own use or embezzlement of any property of the company; or (iii) any cardinal breach by Employee of any specific provision of this Agreement.

        (d) NOTICE OF TERMINATION. Any termination by the Company pursuant to subsections (b) or (c) shall be communicated by written Notice of Termination to the Employee. For purposes


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

of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth a summary of the circumstances claimed to provide a basis for termination of Employee's employment under the provision indicated.

        (e) DATE OF TERMINATION. The effective date of termination shall be:

           (i) If Employee's employment is terminated for Disability, one hundred-twenty (120) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties on a full-term basis during such one hundred-twenty (120) day period);

           (ii) If Employee's employment is terminated pursuant to paragraph (c) above, the date specified in the Notice of Termination, though not earlier than the date of such Notice; and

           (iii) If Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

     7. COMPENSATION UPON TERMINATION.

        (a) If Employee's employment shall be terminated by reason of his death, the Company shall pay to his estate, the salary which would otherwise be payable to Employee up to the first anniversary of the date on which his death occurs and any bonus payments or stock options already earned or substantially earned.



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

        (b) If Employee's employment shall be terminated by reason of his disability, the Company shall pay to Employee his salary for one hundred-twenty
(120) days after the date which Notice of Termination is sent to Employee and any bonus payments or stock options already earned or substantially earned.

        (c) If Employee is terminated for Cause, he shall receive only his salary to the Date of Termination.

        (d) If Employee is terminated without Cause by the Company, Employee will be entitled to receive payments equal to the aggregate amount of all payments due Employee during the term of this Agreement, without regard to any extensions, but in no event less then one year's compensation at the then current rates. Such payment shall be paid in full prior to the expiration of the term of Agreement in equal monthly installments to commence within thirty (30) days of such termination.

     8. LIFE INSURANCE FOR BENEFIT OF COMPANY. Employee agrees that the Company in its discretion may apply for and procure in its own name and for its own benefit life insurance upon the life of Employee in any amount or amounts considered advisable; and that Employee shall have no right, title or interest therein; and Employee further agrees to submit to any medical or other examination (and submit to tests and supply any specimens as requested in connection therewith) and to execute and deliver any application or other instrument in writing reasonably necessary to effectuate such insurance.



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


     9. CONFIDENTIALITY. Employee hereby acknowledges that certain information and materials relating to the Company, its products and the various phases of its operations including, without limitation, trade secrets, formulas, know-how, specifications, drawings, consumer, distributorship and supplier lists, books, manuals and other data (collectively, "Confidential Materials"), heretofore or hereafter obtained by or entrusted to him in the course of his association with the Company (whether prior to or after the date hereof), is or will be of a confidential or proprietary nature, not generally known to the Company's competitors, and that the Company would likely be economically or otherwise disadvantaged or harmed by the direct or indirect disclosure of any of the Confidential Materials. Employee shall, at all times, both during and after the term of this Agreement, hold all of the Confidential Materials in strictest confidence and not use for his own benefit or of the benefit of any other person or directly or indirectly disclose or suffer the disclosure of any of the Confidential Materials to any person, firm, corporation, association or other entity to whom any Confidential Materials have been disclosed or are threatened to be disclosed by Employee, directly or indirectly, (other than in the ordinary course of business of the Company), without the Company's prior written consent. Upon the termination of Employee's employment, Employee shall return all Confidential Materials to the Company.



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


     10. NON-SOLICITATION. Subject to the provisions of Section 11, during this Agreement and for a period of two (2) years following the conclusion of this Agreement (the "Limited Period"), Employee shall not, directly or indirectly,
(i) hire, solicit, or encourage to leave the employ of the Company or any affiliate entity, any person employed by the Company or any affiliated entity or
(ii) participate in the solicitation of any business of any type presently conducted or which may from time to time be conducted by the Company or any affiliated entity during the Limited Period from any person or entity which was, or which from time to time may be, a customer of the Company or any affiliated entity during the Limited Period.

     11. NON-COMPETITION. During the Limited Period, Employee shall not be engaged or interested, directly or indirectly, as an officer, director, stockholders (excepting less than one (1%) percent interest in a publicly traded company), employee, partner, individual proprietor, investor or consultant, or in any other manner or capacity whatsoever, in any business that involves the production, distribution or marketing of products or services, or otherwise competitive with, any product or service currently, or which from time to time may be, produced, distributed or marketed by the Company or any affiliated entity during the Limited Period, in any place in which the Company or


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

any affiliated entity at the time of such termination conducts such a business, without the prior written approval of the Company; provided, however, that if any provision of Section 10 or this Section 11 would be held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to, and shall, modify such scope, duration or area, or all of them, to the minimum extent necessary to make such modified form. The above notwithstanding, Employee shall be entitled to (i) remain on the Board of Directors of any corporations in which he currently has such a position and (ii) advise or counsel other persons or entities, provided, such activities are not competitive with the Company and Employee's name is not publicly associated with such entities or activities.

     12. ENFORCEMENT OF CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENTS. Employee hereby acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him of any provision of
Section 9, 10, or 11 of this Agreement and that the Company will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of Employee's breach or threatened breach of any provision of Section 9, 10, or 11 of this Agreement, Employee hereby consents to the granting of a temporary restraining order, preliminary injunction and/or permanent injunction against him or any court of competent jurisdiction prohibiting him from


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

committing or continuing any such breach or threatened breach. Notwithstanding anything herein to the contrary, Employee shall have no obligation or liability under Sections 11 or 12 of this Agreement upon termination of this Agreement by the Company without cause.

     13. NOTICE. For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, if personally delivered, or three (3) days after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:


         If to Employee, to:
                                    _____________________
                                    _____________________
                                    _____________________
                                    _____________________


                                    Fax:

                           With a copy to:
                                    _____________________
                                    _____________________
                                    _____________________
                                    _____________________

                                    Fax:

                           If to Company to:

                                    The Translation Group, Ltd.
                                    30 Washington Avenue
                                    Haddonfield, NJ 08033
                                    Attn: John Toedtman

                                    Fax: 609-795-8737


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


                           With copies to:

                                    Michael C. Cascio, Esquire
                                    12 E. Stow Road, Suite 150
                                    Marlton, NJ 08053

                                    Fax: 609-988-1205

                           And

                                    Joseph P. Galda, Esquire
                                    Buchanan & Ingersoll
                                    11 Penn Center, 14th Floor
                                    1835 Market Street
                                    Philadelphia, PA 19103-2985

                                    Fax: 215-665-8760


or to such other address as a party may have furnished to the other in writing in accordance herewith, except that notices or change of address shall be effective only upon receipt.

     14. EXPENSES OF LITIGATION; ARBITRATION. The Company and Employee each hereby agree that in connection with any litigation or arbitration arising under this Agreement that proceeds to judgment or an award, the losing party of any claim arising thereunder shall pay to the prevailing party all of its costs and expenses incurred in connection with the prosecution or defense of such claim including, but not limited to, any and all reasonable attorney's fees.

     15. ARBITRATION. Any and all controversies, claims or disputes arising out of or relating to this Agreement, or the breach thereof (other than as covered in Section 12), shall be solely and exclusively settled by arbitration in accordance with the Commercial Arbitration Rules then in effect (the "Arbitration Rules") of the American Arbitration Association ("AAA").


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

The arbitration shall take place in Haddonfield, New Jersey, and the arbitrator shall be appointed by the mutual consent of the parties. If the parties are unable to agree upon the appointment of an arbitrator, then the arbitration shall take place before a panel of three arbitrators selected in accordance with the Arbitration Rules. Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the state and Federal courts located in the State of New Jersey in connection with any matter arising out of the foregoing arbitration or this Agreement, including but not limited to confirmation of the award rendered by the Arbitrator(s) and enforcement thereof by entry of judgment thereon or by any other legal remedy. Service of process in connection with any such arbitration or any proceeding to enforce an arbitration award may be made in the manner set forth in Section 13 of this Agreement or in any other manner permitted by applicable law.

     16. MISCELLANEOUS.

           (a) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and superseded all prior agreements, arrangements and understandings, written or oral, between them as to such subject matter. There have been no promises, statements, representations or other inducements to this Agreement other than as set forth herein.


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

           (b) This Agreement may not be amended, nor may any provision be modified or waived, except by an instrument duly executed by both parties.

           (c) Either party's failure at any time to require performance of any of the terms, provisions or conditions hereof shall not affect such party's right thereafter to enforce this Agreement or be deemed a waiver of any succeeding breach.

           (d) Paragraph headings contained in this Agreement have been inserted for convenience or reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof.

           (e) This Agreement shall be governed by an construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be wholly performed within said State.

           (f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, provided that Employee shall assume the positions as negotiated between the Company and any such other entity it consolidated or merges with. This Agreement calls for the provision of personal services and, accordingly, shall not be assignable by Employee. However, the restrictions of Section 9 shall be binding upon Employee's heirs, executors, administrators and legal representatives.


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

           (g) If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected expect to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.


     IN WITNESS WHEREOF, this Agreement has been executed by the Company and Employee as of the date first written above.


                                    PLANET ACCESS, INC.



                                    BY:______________________________
                                       Name:
                                       Title:



                                    BY:____________________________________
                                       Fred Laparo, Employee

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